Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Humanigen, Inc., of our report dated March 16, 2020, relating to the consolidated financial statements of Humanigen, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ HORNE LLP

Ridgeland, Mississippi

July 9, 2020